UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Thomas P. Meissner, Jr.

On May 1, 2024, upon the recommendation of the Compensation Committee of Unitil Corporation (the “Company”), the Company’s Board of Directors approved an Employment Agreement (the “Employment Agreement”) between the Company and Thomas P. Meissner, Jr., retroactively effective as of April 25, 2024. The Employment Agreement is substantially similar to Mr. Meissner’s employment arrangement under his previous employment agreement with the Company. The Employment Agreement generally provides that: (i) Mr. Meissner will serve as the Chairman of the Board of Directors and Chief Executive Officer of the Company; (ii) his employment will continue through to April 24, 2027; (iii) the Company will pay him an initial base salary of $712,025 per year, which is subject to annual review by the Board of Directors for discretionary periodic adjustments; (iv) he will participate in the Company’s Management Incentive Plan at the initial target rate of 65% of his base salary, which is subject to annual review by the Company’s Compensation Committee for discretionary periodic adjustments; (v) he will participate in the Company’s Supplemental Executive Retirement Program and other employee benefit plans available to the Company’s executives; (vi) he will participate in the Company’s stock and similar plans; (vii) he will be entitled to a monthly automobile allowance of $1,000; and (viii) he will be reimbursed for a membership in a local health club.

The Employment Agreement also generally provides that the Company may terminate Mr. Meissner’s employment for any reason. If Mr. Meissner’s employment is terminated for any reason other than for cause, death, or disability, or if he terminates his employment for good reason, then the Company generally will pay him, in lump sum cash payments, (i) all accrued and unpaid salary, bonus and expense reimbursements, (ii) the present value of 24 monthly base salary payments, (iii) the present value of two annual bonus payments, and (iv) the present value of the cost that the Company would have incurred to provide group medical, dental and life insurance coverage to him and his eligible dependents for two years. If Mr. Meissner’s employment is terminated for cause, death, or disability, or if he terminates his employment other than for good reason, then the Company will have no further obligation to him under the Employment Agreement (except for accrued and unpaid salary, bonus and expense reimbursement). The Employment Agreement generally protects the Company’s interests during and for 12 months following Mr. Meissner’s termination by prohibiting him from competing with the Company, from recruiting or soliciting the Company’s officers or employees, and from diverting the Company’s customers to the Company’s competitors. It also prohibits Mr. Meissner from disclosing the Company’s confidential information following his termination, subject to certain exceptions.

The foregoing description of the Employment Agreement does not purport to summarize all of the provisions of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Third Amended and Restated 2003 Stock Plan

On May 1, 2024, the shareholders of the Company voted to amend the Company’s Second Amended and Restated 2003 Stock Plan (the “Second Amended Stock Plan”) by approving the Company’s Third Amended and Restated 2003 Stock Plan (the “Third Amended Stock Plan”).

The Third Amended Stock Plan provides for, among other things, an increase in the maximum number of shares of the Company’s common stock available for awards to participants under the plan by 350,000 shares, from 677,500 shares to 1,027,500 shares in the aggregate. The shares issuable pursuant to the Third Amended Stock Plan include restricted stock, restricted stock units and common stock. The following is a summary of additional material features of the Third Amended Stock Plan.

•

Administration. The Third Amended Stock Plan is administered by the Compensation Committee of the Company, or such other committee appointed by the Company’s Board of Directors to administer the Third Amended Stock Plan.

•

Awards. Under the Third Amended Stock Plan, the Company may grant stock awards or restricted stock units. A restricted stock unit is a notional unit of measurement denominated in shares of the Company’s common stock, and one restricted stock unit is equivalent in value to one share of the Company’s common stock. Each restricted stock units represents an unfunded, unsecured right to receive shares of the Company’s common stock or a cash amount equal to the fair market value of shares of the Company’s common stock on the terms and conditions set forth in the Third Amended Stock Plan and in an award agreement issued under the Third Amended Stock Plan.

•

Eligibility. Persons eligible to participate in the Third Amended Stock Plan include all employees, directors and consultants of the Company, its subsidiaries and its affiliates. As of December 31, 2023, the Company had 531 full and part-time employees, nine independent non-employee Directors, and several consultants. The basis for participation in the plan is discretionary on the part of the Compensation Committee, which may select from all eligible employees, directors and consultants.

•

Maximum Grants. The maximum aggregate number of shares or restricted stock units that may be granted in any one calendar year to any one participant is 20,000, subject to the Third Amended Stock Plan’s adjustment provisions.

•

Performance Goals. If the Compensation Committee determines that an award under the Third Amended Stock Plan should be designed with performance measures, then the performance measure(s), the attainment of which determine the degree of vesting, to be used for purposes of the awards will be chosen from among earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), share price, stock price growth, total shareholder return, or any other performance measures as are duly approved by the Compensation Committee and the Company’s shareholders.

•

Change in Control. Upon a change in control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any restrictions and transfer limitations imposed on shares of restricted stock will immediately lapse and any unvested restricted stock units will immediately become vested. Under the Third Amended Stock Plan, a change in control means the satisfaction of any one or more of the following conditions: (a) the Company receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Rule 13(d) of the Exchange Act, disclosing that any person, group, corporation or other entity is the beneficial owner, directly or indirectly, of 25% or more of the Company’s outstanding shares of common stock; (b) any person, group, corporation or other entity other than the Company or a wholly-owned subsidiary of the Company, purchases the Company’s shares pursuant to a tender offer or exchange offer to acquire any of the Company’s shares (or securities convertible into the Company’s shares) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner, directly or indirectly, of 25% or more of the Company’s outstanding shares; (c) consummation of a transaction which involves (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company would be converted into cash, securities or other property (except where the Company’s shareholders before the transaction will be the owners of more than 75% of all classes of voting securities of the surviving entity), or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (d) there shall have been a change in a majority of the members of the Board of Directors within a 25-month period, unless the election or nomination for election by the Company’s shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 25-month period.

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Adjustments. In the event of an equity restructuring affecting the Company’s common stock, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will authorize and make an equitable adjustment to the number and kind of shares of common stock that may be delivered under the Third Amended Stock Plan and, in addition, may authorize and make an equitable adjustment to the Third Amended Stock Plan’s annual individual award limit. In the event of any other change in corporate capitalization, such as a merger, consolidation, reorganization or partial or complete liquidation of the Company, the Compensation Committee may, in its sole discretion, authorize and make such proportionate adjustments, if any, as the Compensation Committee shall deem appropriate to prevent dilution or enlargement of rights, including, without limitation, an adjustment in the maximum number and kind of shares of the Company’s common stock or restricted stock units that may be delivered under the Third Amended Stock Plan, and in the Third Amended Stock Plan’s annual individual award limit.

•

Amendment. The Third Amended Stock Plan may be amended or terminated by the Board of Directors at any time and from time to time; provided, however, that no amendment that requires shareholder approval in order for the Third Amended Stock Plan to continue to comply with any applicable tax or securities laws or regulations, or the rules of any securities exchange on which the securities of the Company are listed, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company. In addition, no such amendment or termination shall adversely affect any existing award, grant or benefit hereunder without the consent of the participant in the Third Amended Stock Plan.

The foregoing description of the Third Amended Stock Plan does not purport to summarize all of the provisions of the Third Amended Stock Plan and is qualified in its entirety by reference to the full text of the Third Amended Stock Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 1, 2024, the Company held its Annual Meeting of Shareholders at its offices in Hampton, NH, as well as online via live webcast. As of the record date for the meeting, the Company had 16,164,023 shares of common stock issued and outstanding and entitled to vote at the meeting. Of these shares, 14,280,567.29, or 88.35%, were present in person or represented by proxy at the meeting, which constituted a quorum for the transaction of business at the meeting. At the meeting, the Company’s shareholders voted:

1.	To elect three directors of the Company in Class III, nominated by the Company’s Board of Directors, each to serve a three-year term. The final vote was as follows:

	No. of Shares
	For	Withheld	Broker Non Vote	Uncast
Suzanne Foster	11,868,997.29	694,786.10	1,716,783	0
Thomas P. Meissner, Jr.	12,027,352.06	536,432.22	1,716,783	0
Justine Vogel	12,302,033.96	261,750.32	1,716,783	0

All of the directors listed above were elected as directors at the meeting.

2. To approve the Company’s Third Amended and Restated 2003 Stock Plan. The final vote was as follows:

No. of Shares
For	Against	Abstain	Broker Non Vote	Uncast
11,881,358.28	607,880.81	74,545.20	1,716,783	0

3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.The final vote was as follows:

No. of Shares
For	Against	Abstain	Broker Non Vote	Uncast
14,029,903.10	176,965.00	73,699.19	0	0

4.  To approve, on an advisory basis, the compensation of the Company’s named executive officers. The final vote was as follows:

No. of Shares
For	Against	Abstain	Broker Non Vote	Uncast
12,118,280.09	348,040.59	97,463.61	1,716,783	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit	Reference (1)

10.1*	Employment Agreement between Unitil Corporation and Thomas P. Meissner, Jr.	Filed herewith

10.2*	Third Amended and Restated 2003 Stock Plan	Exhibit 10.1 to Form 10-Q for March 31, 2024 (SEC File No. 1-8858)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

*	These exhibits represent a management contract or compensatory plan.
(1)

The exhibits referred to in this column by specific designations and dates have heretofore been filed with or furnished to the Securities and Exchange Commission under such designations and are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Daniel J. Hurstak
Daniel J. Hurstak
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 7, 2024